AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1 to Rights Agreement (this “Amendment”) is executed as of the dates shown below to be effective on January 13, 2010 and is between Texas Industries, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the Rights Agent have entered into a Rights Agreement, dated as of November 1, 2006 (the “Rights Agreement”);

WHEREAS, pursuant to Section 27(iii) of the Rights Agreement, the Company desires to change the expiration date of the Rights Agreement from the close of business on November 1, 2016 to the close of business on November 1, 2012;

WHEREAS, the Company’s Board of Directors approved such change on January 13, 2010;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.  Amendment.  The definition of “Final Expiration Date” set forth in Section 7(a)(i) of the Rights Agreement is hereby changed from the close of business on November 1, 2016 to the close of business on November 1, 2012.

2.  References to Rights Agreement.  Upon effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Rights Agreement as amended by this Amendment.  The Rights Agreement, as amended by this Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the dates shown below.

Attest: By: /s/ Frederick G. Anderson Frederick G. Anderson Secretary Attest: By: /s/ David M. Cary David M. Cary Vice President – Relationship Manager
TEXAS INDUSTRIES, INC.

By:           /s/ Mel G. Brekhus
                 Mel G. Brekhus
                 President and Chief Executive
                 Officer

Date           2/2/10

MELLON INVESTOR SERVICES LLC

By:           /s/ Patricia T. Knight
                Patricia T. Knight
                Vice President – Relationship Manager

Date           2/2/10